     As filed with the Securities and Exchange Commission on May 19, 2004

                                                  Registration No. 333-______

-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                ----------------

                          BIMS RENEWABLE ENERGY, INC

             (Exact name of registrant as specified in its charter)

          Florida                                                65-0909206

(State or other jurisdiction of                              (I.R.S. Employer

incorporation or organization)                               Identification No.)

                        14, PLACE DU COMMERCE, SUITE 388

                        MONTREAL, QUEBEC, CANADA H3E 1T5

                    (Address of Principal Executive Offices)

CONSULTING AGREEMENTS WITH EACH OF Daniel Ryan, Norris Trombetta, Shawn Pecore, Peter Graffman

                            (Full title of the plan)

                        14, PLACE DU COMMERCE, SUITE 388

                        MONTREAL, QUEBEC, CANADA H3E 1T5

                                 (514) 362-8188

 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                          Irving Rothstein, Esq.

                      Law Offices of Irving Rothstein

                            1060 East 23rd Street

                            Brooklyn, New York 11210

                                 (718) 513-4983

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time at the discretion of stockholders.

                                              CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                                                                     Proposed              Proposed

    Title of each class of securities          Amount To              Maximum               Maximum              Amount Of

            to be registered                 Be Registered        Aggregate Price          Aggregate            Registration

                                                                     Per Share          Offering Price              Fee

------------------------------------------ ------------------- ---------------------- -------------------- --------------------

Common Stock Class B, $.001 par value per     3,200,000            $0.17(1)               $544,000                $68.93

Share

===============================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule  457(c), the closing sales price on the OTC:BB on May 17, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents  filed by BIMS Renewable Energy, Inc.  (the

"Registrant") with the Securities and Exchange Commission pursuant to Section

13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

          (a)  The Registrant's Annual Report on Form 10-KSB, filed on January

               20, 2004, for the year ended September 30, 2003;

               The Registrant's Quarterly Report on Form 10-QSB, filed on

               February 12, 2004, for the quarter ended December 31, 2003;

               The Registrant's Quarterly Report on Form 10-QSB, filed on May

               14, 2003, for the quarter ended March 31, 2004;

          (b)  The Registrant's Current Report on Form 8-k, filed on November

               21, 2003;

          (c)  The description of the Registrant's common stock contained in the

               Registration Statement on Form 8-A filed on May 1, 2001, including any amendments or reports filed for the purpose of updating that description.

          All  documents  filed  subsequent  to the  date   of this Registration

Statement  pursuant to  Section 13(a),  13(c),  14 or 15(d) of the 1934 Act  and

prior to the  filing of a  post-effective  amendment  which  indicates  that all securities  offered  have been sold or which  deregisters  all  securities  then remaining  unsold,  shall be  deemed to be  incorporated  by  reference  in this

Registration  Statement  and to be a part  hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for  purposes  of this  Registration  Statement  to the extent  that a statement contained herein or in any other subsequently filed document which also is or is deemed to be  incorporated  by  reference  herein  modifies or  supersedes  such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section  607.0850  of the  Florida  Business  Corporation  Act permits indemnification  of officers  and  directors  of the  Registrant  under  certain conditions and subject to certain  limitations.  Section 607.0850 of the Florida

Business  Corporation  Act also  provides  that a  corporation  has the power to purchase and maintain insurance on behalf of its officers, directors, employees,

and agents  against any liability  asserted  against that person and incurred by him or her in such  capacity,  or  arising  out of his or her  status  as  such,

whether  or not the  corporation  would have the power to  indemnify  him or her against such liability  under the provisions of Section  607.0850 of the Florida

Business Corporation Act.

          Neither the Registrant's  By-Laws nor its Certificate of Incorporation

currently provide  indemnification to its officers or directors. In an effort to continue to attract and retain  qualified  individuals to serve as directors and officers,  the Registrant intends to adopt provisions  providing for the maximum indemnification permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit

Number    Description

------    -----------

5.1       Opinion of law offices of Irving Rothstein, as to the legality of the common stock being offered.

10.1      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Daniel Ryan.

10.2      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Norris Trombetta.

10.3      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Shawn Pecore.

10.4      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Peter Graffman.

23.1      Consent of Law Offices of Irving Rothstein (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Mark Cohen, CPA.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)     To include any prospectus  required by Section 10(a)(3) of the  Securities  Act of 1933, as amended (the  "Securities

                      Act");

              (ii)    To reflect in the  prospectus any facts or  events arising after the effective  date of this  Registration  Statement

                      (or the  most  recent  post-effective  amendment  thereof)

                      which,  individually  or in  the  aggregate,  represent  a fundamental change in the  information  set  forth in this

                      Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was  registered)  and any deviation from the low or high  end  of the  estimated  maximum  offering range may be  reflected  in the form of  prospectus  filed with the  Commission  pursuant  to Rule  424(b) if, in the aggregate,  the changes in volume and price  represent  no more than 20  percent  change  in  the  maximum  aggregate offering price set forth in  "Calculation  of Registration

                      Fee" table in the effective Registration Statement;

               (iii)  To include any additional or changed material  information with respect to the plan of distribution;

provided,  however,  that  paragraphs  (1)(i)  and  (1)(ii)  do not apply if the

Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant  pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the

Registration Statement.

          (2) That,  for the  purpose  of  determining any  liability under  the

Securities Act, each such post-effective  amendment shall be deemed to be a  new registration statement  relating to the  securities  offered  therein,  and  the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             Insofar  as  indemnification  for  liabilities  arising  under  the

Securities Act may be permitted to directors,  officers and controlling  persons of the  Registrant  pursuant to the  foregoing  provisions  described  in Item 6 above, or otherwise,  the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the  Securities  Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the  successful  defense of  any action,

suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered,  the Registrant will, unless in the  opinion  of its  counsel  the matter  has been  settled  by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the

Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, the Province of Quebec on the 19th day of May, 2004.

                                        BIMS RENEWABLE ENERGY, INC

                                        By:  /s/ Yves C. Renaud

                                           ---------------------------------

                                               Yves C. Renaud

                                               CEO

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Abdel Jabbar Abouelouafa his true and lawful attorney-in-fact and agent, with full power of substitution and  resubstitution,  for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every  act andthing requisite or necessary to be done in and about the premises, as fullyto all  intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this

Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of May, 2004.

/s/ Abdel Jabbar Abouelouafa

------------------------------           Chairman of the Board and Director

Abdel Jabbar Abouelouafa

/s/ Yves C. Renaud

------------------------------           CEO and Director

Yves C. Renaud

/s/ Marcel Mongrain

------------------------------           Director

Marcel Mongrain

                                 SECURITIES AND

                                    EXCHANGE

                                   COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  -------------

                          BIMS RENEWABLE ENERGY, INC

                       (EXACT NAME OF ISSUER AS SPECIFIED

                                 IN ITS CHARTER)

                                   May 19, 2004

                                  EXHIBIT INDEX

Exhibit

Number    Description

------    -----------

5.1       Opinion of law offices of Irving Rothstein, as to the legality of the common stock being offered.

10.1      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Daniel Ryan.

10.2      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Norris Trombetta.

10.3      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Shawn Pecore.

10.4      Consulting  Agreement that the Registrant entered into on May 12, 2004 with

          Peter Graffman.

23.1      Consent of Law Offices of Irving Rothstein (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Mark Cohen, CPA.